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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) - May 1, 2002
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                               GASCO ENERGY, INC.
                (Name of Registrant as specified in its charter)



   Nevada                          0-26321                           98-0204105
 (State or other             (Commission File Number)           (I.R.S. Employer
jurisdiction of incorporation                                Identification No.)
or organization)


                            14 Inverness Drive East,
                              Building H, Suite 236
                               Englewood, CO 80112
                                 (303) 483-0044
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)



                                       N/A
         (Former name or former address, if changed since last report.)



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Item 2.  Acquisition or Disposition of Assets.

     On May 1, 2002, Gasco Energy, Inc. (the "Company") acquired certain oil and gas leases (together with all related equipment and agreements) covering 62,276 net acres (the "Leases") from Shama Zoe Limited Partnership, a private oil and gas company (the "Seller"), in exchange for 9,500,000 newly issued shares of Company Common Stock. All of the Leases are located in Sublette County, Wyoming, in the Greater Green River Basin.

     At a price of $1.95 per share (the closing price of the Company Common Stock on April 23, 2002), the transaction is valued at $18,525,000. The Company considered the following factors in arriving at that price: (i) prices paid by other oil and gas companies for nearby acreage, (ii) geologic, seismic and well log data available to the Company for the Greater Green River Basin, and (iii) advice of an independent advisor who rendered a fairness opinion to the Company. The acquisition was consummated pursuant to a Property Purchase Agreement dated as of April 23, 2002, between the Company and the Seller (the "Purchase Agreement"), the closing of which superseded an agreement dated February 11, 2002, between the Company and the Seller (the "Option Agreement"). Under the Option Agreement the Seller granted the Company an option to purchase the Leases from the Seller for a cash price of $12,000,000 that expired on December 31, 2002. In order to maintain the purchase option, the Company was required to make additional monthly payments of $300,000 on the 15th day of each month, beginning March 15, 2002 until exercise of the option. Prior to January 1, 2003, the Company could make a payment of $1,500,000 to extend the option period to March 31, 2003. Under the Option Agreement, the Seller would have retained 10% of its interest in the Leases as a 100% carried working interest on all wells in all formations other than the Fort Union formation. Under the Property Purchase Agreement, this 100% carried interest was reduced to (i) 100% on the first 10 wells drilled, (ii) 75% on the next 10 wells drilled (11-20), (iii) 50% on the next 10 wells drilled (21-30), (iv) 25% on the next 20 wells drilled (31-50), and (v) 0% on all wells drilled thereafter.

     Subject to the approval of the Company's Board of Directors, it is anticipated that Howard O. Sharpe, Vice President and Secretary of the Company, will receive a cash bonus of $300,000 and options to purchase 250,000 shares of Company Common Stock at an exercise price equal to the fair market value thereof on the date of grant, for his contributions in the negotiation and consummation of the Purchase Agreement. Mr. Sharpe was an employee of the Seller from January 1993 to February 2001, prior to his employment by the Company, and he and his wife own a combined 0.422638 % limited partnership interest in the Seller.

     Since the Leases consist of unproved oil and gas properties, no financial statements with respect to the Leases are included in this report on Form 8-K.

     The shares of Company Common Stock issued to the Seller were issued in a transaction exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof. Such shares may not be offered or sold by the Seller in the United States absent registration or an applicable exemption from registration.

Item 7.  Financial Statements and Exhibits

         Exhibit

         2.1      -     Property Purchase  Agreement dated as of April 23, 2002,
                        between the Company and Shama Zoe Limited Partnership.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date:  May 6, 2002                      By:  /s/   W. KING GRANT
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                                             W. King Grant
                                             Executive Vice President and
                                             Chief Financial Officer